
                                                   TOYOTA MOTOR CREDIT CORPORATION
                                Servicer's Certificate -- Toyota Auto Receivables 2002-B Owner Trust
                                 Distribution Date of September 16, 2002 for the Collection Period
                                               August 1, 2002 through August 31, 2002

------------------------------------------------------------------------------------------------------------------------------------
                                                                Class A-1          Class A-2         Class A-3      Class A-4
                                                                ---------          ---------         ---------      ---------
                                               Total             Balance            Balance           Balance        Balance
------------------------------------------------------------------------------------------------------------------------------------
POOL DATA - ORIGINAL DEAL PARAMETERS
------------------------------------
  Securities Balance                       $1,552,000,000.00    $444,000,000.00    $387,000,000.00  $457,000,000.00  $264,000,000.00
  Receivables Pool Balance                 $1,600,001,788.00
  Principal Factor                                1.00000000         1.00000000         1.00000000       1.00000000       1.00000000
  Rate                                                                 1.91375%              2.79%            3.76%            4.39%
  Final Scheduled Payment Date                                    June 16, 2003  December 15, 2004    June 16, 2006     May 15, 2009
  Number of Contracts                                102,386
  Weighted Average A.P.R.                              7.24%
  Weighted Average Remaining Term               51.97 months
  Servicing Fee Rate                                   1.00%

POOL DATA - PRIOR MONTH
-----------------------
  Securities Balance                       $1,340,001,102.27    $232,001,102.27    $387,000,000.00  $457,000,000.00  $264,000,000.00
  Receivables Pool Balance                 $1,388,002,890.27
  Securities Pool Factor                          0.86340277         0.52252501         1.00000000       1.00000000       1.00000000
  Number of Contracts                                 95,765
  Weighted Average A.P.R.                              7.24%
  Weighted Average Remaining Term               48.66 months
  Precompute and Simple Interest Advances      $1,940,903.23
  Payahead Account Balance                       $360,760.28

  Interest Shortfall                                   $0.00              $0.00              $0.00            $0.00            $0.00
  Principal Shortfall                                  $0.00              $0.00              $0.00            $0.00            $0.00

POOL DATA - CURRENT MONTH
-------------------------
  Securities Balance                       $1,289,805,869.54    $181,805,869.54    $387,000,000.00  $457,000,000.00  $264,000,000.00
  Receivables Pool Balance                 $1,337,807,657.54
  Securities Pool Factor                          0.83106048         0.40947268         1.00000000       1.00000000       1.00000000
  Number of Contracts                                 93,677
  Weighted Average A.P.R.                              7.24%
  Weighted Average Remaining Term               47.86 months
  Precompute and Simple Interest Advances      $2,235,937.11
  Payahead Account Balance                       $327,021.98

  Interest Shortfall                                   $0.00              $0.00              $0.00            $0.00            $0.00
  Principal Shortfall                                  $0.00              $0.00              $0.00            $0.00            $0.00
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
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RESERVE ACCOUNT
  Initial Deposit Amount                                                          $0.00
  Specified Reserve Account Percentage                                             0.00%
  Specified Reserve Account Amount                                                $0.00
  Specified Reserve Account Percentage (IF CONDITION I OR II MET)                  3.50%
  Specified Reserve Account Amount (IF CONDITION I OR II MET)            $45,143,205.43

  Beginning Balance                                                               $0.00
  Total Withdraw                                                                  $0.00
  Amount Available for Deposit to the Reserve Account                     $3,675,046.63
                                                                         --------------

  Reserve Account Balance Prior to Release                                $3,675,046.63
  Reserve Account Required Amount                                                 $0.00
  Reserve Account Release to Seller                                       $3,675,046.63
                                                                         --------------
  Ending Reserve Account Balance                                                  $0.00

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
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REVOLVING LIQUIDITY NOTE
  Total Amount Available                                                   $8,000,009.00

  Beginning of Period Balance                                                      $0.00
  Draws                                                                            $0.00
  Reimbursements                                                                   $0.00
                                                                           -------------
  End of Period Balance                                                            $0.00

  Current Period Undrawn Amount                                            $8,000,009.00
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
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LIQUIDATION OF CHARGE-OFFS AND REPOSSESSIONS

                                                                    Vehicles            Amount
                                                                    --------            ------
  Liquidated Contracts                                                 10
  Gross Principal Balance of Liquidated Receivables                                  $103,379.82
  Net Liquidation Proceeds Received During the Collection Period                     ($60,171.25)
  Recoveries on Previously Liquidated Contracts                                       ($1,143.56)
                                                                                     ------------
  Aggregate Credit Losses for the Collection Period                                   $42,065.01
                                                                                     ------------


                                                                                     ------------

  Cumulative Credit Losses for all Periods                             30            $116,356.45
                                                                                     ------------
  Repossessed in Current Period                                        35



RATIO OF NET CREDIT LOSSES TO THE AVERAGE POOL BALANCE                             Annualized Average
FOR EACH COLLECTION PERIOD:                                                           Charge-Off Rate
    Second Preceding Collection Period                                                     0.02%
    First Preceding Collection Period                                                      0.03%
    Current Collection Period                                                              0.04%

--------------------------------------------------------------------------------------------------------
CONDITION (I) (CHARGE-OFF RATE)
Three Month Average                                                                        0.03%
Charge-off Rate Indicator (> 2.25%)                                                 CONDITION NOT MET
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
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DELINQUENT AND REPOSSESSED CONTRACTS


                                               Percent        Contracts    Percent              Amount


  31-60 Days Delinquent                         0.69%            651         0.74%          $9,953,630.09
  61-90 Days Delinquent                         0.14%            131         0.14%          $1,922,321.13
  Over 90 Days Delinquent                       0.12%            114         0.13%          $1,696,345.38
                                                                 ---                       --------------
  Total Delinquencies                                            896                       $13,572,296.60
                                                                 ===                       ==============

  Repossessed Vehicle Inventory                                 69 *
   * Included with delinquencies above

RATIO OF NUMBER OF CONTRACTS DELINQUENT 60 DAYS OR MORE TO THE OUTSTANDING
NUMBER OF RECEIVABLES AS OF EACH COLLECTION PERIOD (INCLUDES REPOSSESSIONS):
    Second Preceding Collection Period                                                            0.13%
    First Preceding Collection Period                                                             0.17%
    Current Collection Period                                                                     0.26%
--------------------------------------------------------------------------------------------------------
CONDITION (II) (DELINQUENCY PERCENTAGE)
Three Month Average                                                                               0.19%
Delinquency Percentage Indicator (> 2.25%)                                            CONDITION NOT MET
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                                     Page 1
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

                                                   TOYOTA MOTOR CREDIT CORPORATION
                                SERVICER'S CERTIFICATE -- TOYOTA AUTO RECEIVABLES 2002-B OWNER TRUST
                                  DISTRIBUTION DATE OF SEPTEMBER 16, 2002 FOR THE COLLECTION PERIOD
                                               AUGUST 1, 2002 THROUGH AUGUST 31, 2002


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                                                                   Class A-1           Class A-2      Class A-3       Class A-4
                                                                   ---------           ---------      ---------       ---------
                                                   Total            Balance             Balance         Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
COLLECTIONS
-----------
  Principal Payments Received                   $50,091,852.91
  Interest Payments Received                     $8,237,176.52
  Net Precomputed Payahead Amount                   $33,738.30
  Aggregate Net Liquidation Proceeds Received       $61,314.81
  Principal on Repurchased Contracts                     $0.00
  Interest on Repurchased Contracts                      $0.00
                                                --------------
  Total Collections                             $58,424,082.54
  Net Simple Interest Advance Amount               $281,835.42
  Net Precomputed Advance Amount                    $13,198.46
                                                --------------
  Total Available Amount                        $58,719,116.42


AMOUNTS DUE
-----------
  Servicing Fee                                  $1,156,669.08
  Accrued and Unpaid Interest                    $3,692,167.98
  Principal                                     $50,195,232.73
  Reserve Account                                $3,675,046.63
                                                --------------
  Total Amount Due                              $58,719,116.42


ACTUAL DISTRIBUTIONS
--------------------
  Servicing Fee                                  $1,156,669.08
  Interest                                       $3,692,167.98        $394,659.65     $899,775.00     $1,431,933.33     $965,800.00
  Principal                                     $50,195,232.73     $50,195,232.73           $0.00             $0.00           $0.00
  Reserve Account                                $3,675,046.63
                                                --------------     --------------     --------------  --------------    ------------
  Total Amount Distributed                      $58,719,116.42     $50,589,892.38     $899,775.00     $1,431,933.33     $965,800.00
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
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MONTHLY INFORMATION BY TYPE OF LOAN
Precomputed Contracts
---------------------
  Scheduled Principal Collections                                                          $915,541.78
  Prepayments in Full                                        157 contracts                 $522,416.25
  Repurchased Receivables Principal                                                              $0.00
  Payments Behind/Ahead on Repurchased Receivables                                               $0.00
  Total Collections                                                                      $1,545,405.30
  Advances - Reimbursement of Previous Advances                                                  $0.00
  Advances - Current Advance Amount                                                         $13,198.46
  Payahead Account - Payments Applied                                                       $33,738.30
  Payahead Account - Additional Payaheads                                                        $0.00

Simple Interest Contracts
-------------------------
  Collected Principal                                                                   $29,321,630.84
  Prepayments in Full                                      1,921 contracts              $19,332,264.04
  Collected Interest                                                                     $8,129,729.25
  Repurchased Receivables Principal                                                              $0.00
  Repurchased Receivables Interest                                                               $0.00
  Advances - Reimbursement of Previous Advances                                                  $0.00
  Advances - Current Advance Amount                                                        $281,835.42

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

I hereby certify to the best of my knowledge that the report provided is true and correct.


 /s/ Angela Brown
-------------------------------------------------------
Angela Brown
ABS Accounting Manager

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